                                                                      EXHIBIT 11

                                BIRD CORPORATION

                  COMPUTATION OF EARNINGS PER COMMON SHARE(1)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                 YEAR ENDED DECEMBER 31,
                                                          -------------------------------------
                                                             1997          1996         1995
                                                          ----------    ----------    ---------
Basic earnings per share(1)
  Earnings (loss) from continuing operations............  $     (977)   $    2,169    $    (797)
  Deduct dividend requirements:
     Preferred stock....................................         (30)          (30)         (30)
     Convertible preference stock.......................      (1,506)       (1,506)      (1,506)
                                                          ----------    ----------    ---------
  Net earnings (loss) from continuing operations........      (2,513)          633       (2,333)
  Net earnings (loss) from discontinued operations......         595           134      (11,252)
                                                          ----------    ----------    ---------
  Net earnings (loss) applicable to common stock........  $   (1,918)   $      767    $ (13,585)
                                                          ==========    ==========    =========
  Weighted average number of common shares
     outstanding........................................   4,150,566     4,130,224    4,104,965
                                                          ==========    ==========    =========
  Basic earnings (loss) per common share:
     Continuing operations..............................  $    (0.60)   $     0.15    $   (0.57)
     Discontinued operations............................        0.14          0.03        (2.74)
                                                          ----------    ----------    ---------
     Applicable to common stock.........................  $    (0.46)   $     0.18    $   (3.31)
                                                          ==========    ==========    =========

---------------
(1) See Note 1 of Notes to Consolidated Financial Statements.

                                                                      EXHIBIT 11

                                BIRD CORPORATION

                  COMPUTATION OF EARNINGS PER COMMON SHARE(1)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                YEAR ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1997          1996          1995
                                                         ----------    ----------    ----------
Diluted earnings per share(1)
  Earnings (loss) from continuing operations...........  $     (977)   $    2,169    $     (797)
  Deduct dividend requirements of preferred stock......         (30)          (30)          (30)
                                                         ----------    ----------    ----------
  Net earnings (loss) from continuing operations.......      (1,007)        2,139          (827)
  Net earnings (loss) from discontinued operations.....         595           134       (11,252)
                                                         ----------    ----------    ----------
  Net earnings (loss) applicable to common stock.......  $     (412)   $    2,273    $  (12,079)
                                                         ==========    ==========    ==========
  Weighted average number of common shares
     outstanding.......................................   4,150,566     4,130,224     4,104,965
  Assuming exercise of options reduced by the number of
     shares which could have been purchased with the
     proceeds from exercise of such options............           0        17,203             0
  Assuming conversion of convertible preference
     stock(2)..........................................     731,955       731,955       731,955
                                                         ----------    ----------    ----------
  Weighted average number of common shares outstanding
     as adjusted.......................................   4,882,521     4,879,382     4,836,920
                                                         ==========    ==========    ==========
  Diluted earnings (loss) per common share:
     Continuing operations.............................  $    (0.21)   $     0.44    $    (0.17)
     Discontinued operations...........................        0.12          0.03         (2.33)
                                                         ----------    ----------    ----------
     Applicable to common stock........................  $    (0.08)   $     0.47    $    (2.50)
                                                         ==========    ==========    ==========

---------------
(1) See Note 1 of Notes to Consolidated Financial Statements.

(2) These calculations are submitted in accordance with Securities Exchange Act of 1934, Release No. 9083, although in certain instances, it is contrary to paragraphs 13-17 of Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS 128") because it produces an anti-dilutive result. Computation of diluted earnings per share should not give effect to common stock equivalents if their inclusion has the effect of decreasing the loss per share amount otherwise computed or is anti-dilutive.